UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Howard Hughes Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 13, 2025, Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company’s board of directors (the “Board”) has received a proposal from Pershing Square Capital Management LP (“Pershing Square”) under which Pershing Square has proposed to acquire additional shares of the Company’s common stock in a merger transaction between the Company and a newly formed merger subsidiary of Pershing Square Holdco, L.P., pursuant to which Pershing Square would own a majority of the Company’s common stock as a result of such merger. Pershing Square currently beneficially owns approximately 37.6% of the Company's common stock.

As previously announced on August 8, 2024, the Board formed a special committee (the “Special Committee”), comprised of independent directors, in response to interest expressed by Pershing Square in exploring a possible transaction. The Special Committee will evaluate the proposal and determine the appropriate course of action and process.

The proposal is conditioned on, among other things, the negotiation and execution of a definitive agreement, as well as approval and recommendation of the proposal by the Special Committee and approval by holders of a majority of the shares of the Company’s common stock not owned by Pershing Square or parties affiliated with or advised by Pershing Square.

Copies of the press release and the Pershing Square proposal letter are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” is being furnished. This information shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 13, 2025
99.2	Pershing Square Proposal Letter dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

Date: January 13, 2025	By:	/s/ Joseph Valane
	Name:	Joseph Valane
	Title:	General Counsel & Secretary